Exhibit 10.1
AZZ Inc.
2023 Long-Term Incentive Plan
1.    PURPOSE
This AZZ Inc. 2023 Long-Term Incentive Plan (the “Plan”) is intended to aid in attracting and retaining highly qualified personnel and to encourage those employees who materially contribute, by managerial or other innovative means, to the success of AZZ Inc. (the “Corporation”) or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation’s or Affiliate’s long-term success.
2.    EFFECTIVE DATE
The Plan was originally adopted by the Board on April 6, 2023, contingent upon approval by the shareholders of the Corporation at its 2023 annual meeting of shareholders.
3.    DEFINITIONS
“Affiliate” means any domestic or foreign corporation or other entity in which the Corporation has a direct or indirect ownership of the outstanding voting stock or other equity interests of at least fifty percent (50%), provided, however, that “at least twenty percent (20%)” shall replace “at least fifty percent (50%)” where there is a legitimate business criteria for using such lower percentage.
“Award” has the meaning set forth in Section 6 of the Plan.
“Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Award granted to the Participant.
“Board” means the Board of Directors of the Corporation.
“Cause” means any of the following: (i) the commission by the Participant of a felony; (ii) the Participant’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation.
“Change of Control” means one or more of the following events:
(i)    Any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Corporation (including its Affiliates, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50 percent or more of the combined voting power of the Corporation’s then outstanding Common Stock and any other class or classes of the Corporation’s outstanding securities ordinarily entitled to vote in elections of directors (collectively, “Voting Securities”) (other than through the purchase of Voting Securities from the Corporation); or

(ii)    Shares representing 50 percent or more of the combined voting power of the Corporation’s Voting Securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Corporation or its subsidiaries or affiliates); or
(iii)    As a result of the consummation of any reorganization, tender offer or exchange offer, merger or other business combination, sale of assets, actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person (within the meaning of Section 14d of the Exchange Act) other than the Board, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of the Corporation or of any successor to the Corporation; or
(iv)    Following the effective date of the Plan, the Corporation is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50 percent of the outstanding Voting Securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Corporation; or
(v)    The Corporation transfers more than 50 percent of its assets, or the last of a series of transfers results in the transfer of more than 50 percent of the assets of the Corporation, to another entity, other than an entity with respect to which the Corporation owns, or the shareholders of the Corporation own, immediately prior to such transfer or series of transfers, at least 51% of the outstanding equity securities. For purposes of this subsection (v), the determination of what constitutes a transfer and what constitutes over 50 percent of the assets of the Corporation shall be made by the Committee, as constituted immediately prior to the events that would constitute a Change in Control if 50 percent of the Corporation’s assets were transferred in connection with such events, in its sole discretion.
(vi)    During any two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease to constitute a majority of the Directors, unless the election of each was approved by at least two-thirds of the Directors still in office who were Directors at the beginning of the period.
To the extent that Awards subject to Section 409A of the Code are payable upon a Change of Control, an event shall not be considered a Change of Control unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.
“Committee” means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Non-Employee Directors, the Plan shall be administered by a committee, all of whom are Non-Employee Directors, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term “Committee” shall mean the Compensation Committee or the committee appointed by the Board, as the case may be. Notwithstanding the foregoing, the Board may grant Awards to Non-Employee Directors and administer the Plan with respect to such Awards. Furthermore, the term “Committee” shall include any delegate to the extent authority is delegated pursuant to Section 4 hereunder.

“Common Stock” means the common stock, par value $1.00 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.
“Fair Market Value” means (a) the reported closing price of the Common Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the compensation committee using such reasonable method of valuation that complies with Section 409A of the Code and the regulations thereunder, or, with respect to Incentive Stock Options, the requirements of Section 422 of the Code.
“Grant Price” has the meaning set forth in subsection 8(c) of the Plan.
“Incentive Stock Option” means an Option which is so defined for purposes of Section 422 of the Code or any successor section and which is designated as such in the applicable Award Agreement.
“Non-Employee Director” means a person who is a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act, or any successor provision.
“Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.
“Option” means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted.
“Other Stock-Based Award” has the meaning set forth in Section 12 of the Plan.
“Option Price” has the meaning set forth in subsection 7(b) of the Plan.
“Participant” means an employee of the Corporation or an Affiliate selected by the Committee to participate in and receive Awards under the Plan or a Non-Employee Director selected by the Board or the Committee to participate in and receive Awards under the Plan (collectively, the “Participants”).
“Performance Award” shall mean any right granted under Section 11 of the Plan.
“Performance Goal” means the specific performance objectives as established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of the Award. The Performance Goal may consist of one or more or any combination of the following criteria: return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total shareholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the Committee. The performance goals may be described in terms that are related to the individual Participant, to the Corporation as a whole, or to a subsidiary, division, department, region, function or business unit of the Corporation in which the Participant is employed. The Committee, in its discretion, may change or modify Performance

Goals, or the related minimum level of achievement, in whole or in part, if it determines that a (i) change in the business, operations, corporate structure or capital structure of the Corporation, (ii) a change in the manner in which the Corporation conducts its business, (iii) a change in tax laws, accounting principles, (iv) acquisitions or divestitures, or (v) other unforeseen events, has caused the Performance Goals to become unsuitable.
“Permanent Disability” has the meaning provided for that term in Section 22(e)(3) of the Code or as otherwise determined by the Committee.
“Qualified Termination of Employment” means the involuntary termination of a Participant’s employment with the Corporation and/or its Affiliates within the two (2) year period following a Change of Control of the Corporation for any reason unless such termination is by reason of death or Permanent Disability or unless such termination is by the Corporation for Cause. Transfers of employment for administrative purposes among the Corporation and its Affiliates shall not be deemed a Qualified Termination of Employment.
“Restricted Period” shall mean the period of time during which the Transferability Restrictions applicable to Awards will be in force.
“Restricted Share” shall mean a share of Common Stock which may not be traded or sold, until the date the Transferability Restrictions expire.
“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock. No certificates shall be issued with respect to such Restricted Share Unit, except as provided in subsection 10(e), and the Corporation shall maintain a bookkeeping account in the name of the Participant to which the Restricted Share Unit shall relate.
“Retirement” and “Retires” means the termination of employment on or after the date the Participant (a) turns 65 years old or (b) turns 55 years old and has completed ten years of service with the Corporation or an Affiliate or as otherwise determined by the Committee.
“Stock Appreciation Right” has the meaning set forth in Section 8 of the Plan.
“Transferability Restrictions” has the meaning set forth in subsection 9(c) of the Plan.
4.    ADMINISTRATION
The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Award Agreements. Any interpretation or construction of any provisions of the Plan or the Award Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.
The Committee shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Award Agreements.
The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan. The foregoing delegation of authority shall be limited as follows:

(a) with respect to persons who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision, and the Texas Business Organization Code; and (c) the Chief Executive Officer or other delegate shall not have the authority to grant Awards to himself or herself. Any person to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.
5.    ELIGIBILITY
The Committee shall from time to time select the Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or Affiliate or to have in the past so contributed and from the members of the Board. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates and members of the Board are eligible to participate in the Plan; provided, however, that Incentive Stock Options may be granted only to persons who are employees of the Corporation and its Affiliates.
6.    FORM OF GRANTS
All Awards under the Plan shall be made in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Other Stock-Based Awards or any combination thereof. Notwithstanding anything in the Plan to the contrary, any Awards shall contain the restriction on assignability in subsection 19(f) of the Plan to the extent required under Rule 16b-3 of the Exchange Act.
7.    STOCK OPTIONS
The Committee or its delegate shall determine and designate from time to time those Participants to whom Options are to be granted, the number of shares of Common Stock to be granted/awarded to each and the periods the Option shall be exercisable. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of an Option. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Award Agreement evidencing the granting of the Option. The Award Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(i):
(a)    Period of Option. The Period of each Option shall be no more than 10 years from the date it is granted.
(b)    Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the “Option Price”).
(c)    Limitations on Exercise. Unless otherwise determined by the Committee or its delegate at the time of grant, the Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or an Affiliate or shall have continuously served as a member of the Board, as applicable; provided, however, that the Option shall become exercisable immediately in the event of a Qualified Termination of Employment of a Participant, without regard to the limitations set forth below in this subsection 7(c). Unless otherwise determined by the Committee or its delegate at the time of grant, at any time during the period of the Option after the end of the first year, the Participant may purchase up to twenty percent (20%) of the shares covered by the Option, and the Participant may purchase up to an additional twenty percent (20%) of the shares covered by the Option during each of the four subsequent one year periods; provided, however, that if the Participant’s employment is terminated for any reason other than death, Retirement or Permanent Disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.
(d)    Exercise after Death, Retirement, or Disability. Unless otherwise determined by the Committee or its delegate at the time of grant, if a Participant dies, becomes Totally and Permanently Disabled, or Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c), as set forth in subsection 14(c) below.
(e)    No Repricings. No Option or Stock Appreciation Right may be repriced, replaced, re-granted through cancellation, or modified (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 16 hereof) if the effect would be to reduce the Option Price of such Option or the Grant Price of such Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be repurchased or otherwise canceled in exchange for cash (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 16 hereof) if the Option Price of the Option or the Grant Price of the Stock Appreciation Right is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 7(e) subject to the approval of the shareholders.
(f)    Exercise; Notice Thereof. Each Option shall be exercisable in accordance with the terms of the Award Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a share of Common Stock. The purchase price of any Common Stock purchased pursuant to an Option shall be paid at the time of exercise of the Option, as the Committee may in each case in its discretion determine, (i) in cash, (ii) by certified or cashier’s check, (iii) in shares of Common Stock held prior to the exercise of the Option, (iv) by delivery of a copy of irrevocable instructions from the holder of the Option to a broker or dealer, reasonably acceptable to the Corporation, to sell certain of the shares of Common Stock purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly to deliver to the Corporation the amount of sale or loan proceeds necessary to pay such purchase price or (v) in any other form of valid consideration permitted by the Committee in its discretion. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their then Fair Market Value. A Participant shall have none of the rights of a shareholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.
(g)    Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.
(h)    Limitations on Incentive Stock Option Grants:

(i)    An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or Affiliates.
(ii)    For purposes of grants of Incentive Stock Options, “Affiliate” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
(iii)    The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.
(i)    Tandem Grants.
(i)    At the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants a tandem Stock Appreciation Right, subject to the terms and conditions of this subsection 7(i) and Section 8. If Nonqualified Stock Options and a Stock Appreciation Right are granted in tandem, as designated in the relevant Award Agreements, such tandem Option shall be canceled to the extent that the shares of Common Stock subject to such Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right. The tandem Stock Appreciation Right shall expire when the period of the subject Option expires. Participants to whom a tandem Stock Appreciation Right has been granted shall be notified of such grant and of the Options to which such Stock Appreciation Right pertains. A tandem Stock Appreciation Right may be revoked by the Committee, in its sole discretion, at any time.
(ii)    At the time a Participant converts one or more shares of Common Stock covered by an Option to cash pursuant to a Stock Appreciation Right, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such Stock Appreciation Right, for an equal number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided in the Plan, the above Stock Appreciation Rights shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.
8.    STOCK APPRECIATION RIGHTS
(a)    General. The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Stock Appreciation Rights. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the difference between the Grant Price and the Fair Market Value of the Common Stock on the date of exercise.
(b)    Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Nonqualified Stock Option.
(c)    Grant Price. The Grant Price shall be determined by the Committee, provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant of the Stock Appreciation Right (the “Grant Price”), except that if a Stock Appreciation Right is at any time granted in tandem to an

Option, the Grant Price of the Stock Appreciation Right shall not be less than the Option Price of such Option.
(d)    Term. The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Appreciation Right shall not exceed ten (10) years from the date of grant. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of a Stock Appreciation Right.
(e)    Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.
(f)    Form of Payment. Payment may be made to the Participant in respect thereof in cash or in shares of Common Stock, or any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. If stock-settled Stock Appreciation Rights are issued and paid, the number of shares counted against the Plan reserve shall be calculated as described in subsection 15(b).
9.    RESTRICTED SHARES
(a)    General. The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Restricted Shares. Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Corporation and the Participant. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.
(b)    Grant of Restricted Shares. The Committee shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). Unless otherwise determined by the Committee at the time of grant, the Restricted Period shall be for a minimum of three years and shall not exceed ten years from the date of grant. The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Participant or may be different with respect to different Participants or with respect to various of the Restricted Shares granted to the same Participant, all as determined by the Committee at the time of grant.
(c)    Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. The foregoing restrictions are in addition to, and without limitation of, the restrictions on transferability set forth in the applicable Award Agreement with respect to each grant of Restricted Shares (collectively, the “Transferability Restrictions”).
(d)    Dividend Equivalents. Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Shares granted to them, and (ii) these dividends will be regarded as having been reinvested in Restricted

Shares on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Shares held by a Participant. Any such dividend equivalents will be paid only to the extent the underlying Awards vest. Unless otherwise determined by the Committee or its delegate at the time of grant, prior to the vesting of Restricted Shares, holders of Restricted Shares under this subsection 9(d) (i) shall have none of the rights of a shareholder with respect to such shares, and (ii) shall not be entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.
(e)    Manner of Holding and Delivering Restricted Shares. In the event a certificate is issued for Restricted Shares, such certificate shall be registered in the name of the Participant and deposited with the Corporation or its designee. These certificates shall remain in the possession of the Corporation or its designee until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Participant’s death, Permanent Disability or earlier vesting of the shares of Common Stock, such earlier termination of the Transferability Restrictions. At whichever time is applicable, any such certificates representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the Transferability Restrictions; provided that in the case of a Participant who is not entitled to receive the full number of Shares evidenced by the certificates then being released from escrow because of the application of the Transferability Restrictions, those certificates shall be returned to the Corporation and canceled and a new certificate representing the shares of Common Stock, if any, to which the Participant is entitled pursuant to the Transferability Restrictions shall be issued and delivered to the Participant, free and clear of the Transferability Restrictions. Notwithstanding the foregoing, Restricted Shares may be issued in uncertificated form, in which case the Corporation will advise its transfer agent of the Transferability Restrictions and the termination thereof.
10.    RESTRICTED SHARE UNITS
(a)    General. The Committee or its delegate shall from time to time designate those Participants who shall receive Awards of Restricted Share Units. The Committee shall advise such Participants of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.
(b)    Grants of Restricted Share Units. Restricted Share Units may be granted to Participants as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Participant and the Restricted Period shall be determined by the Committee in its sole discretion.
(c)    Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive cash or Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will forfeit any Restricted Share Units unless he or she is still employed by the Corporation or its Affiliates at the end of the Restricted Period, (ii) that the Participant will forfeit any or all Restricted Share Units unless he or she has met the Performance Goals according to the schedule determined by the Committee, (iii) that the Participant will become vested in Restricted Share Units according to a schedule determined by the Committee, or under other terms and conditions, including

Performance Goals, determined by the Committee, and (iv) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Permanent Disability.
(d)    Dividend Equivalents. Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Share Units granted to them, and (ii) these dividends will be regarded as having been reinvested in Restricted Share Units on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Share Units held by a Participant. Any such dividend equivalents will be paid only to the extent the underlying Awards vest. Holders of Restricted Share Units under this subsection 10(d) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.
(e)    Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in cash or shares of Common Stock, or a combination of both, as determined by the Committee at the time of grant. The payment of Restricted Share Units shall be made within 90 days following the end of the Restricted Period and, in any event, and, to the extent that the Restricted Stock Units are intended to be exempt from Section 409A of the Code, on a date no later than the later of (i) 2½ months following the end of the calendar year in which the Restricted Stock Units become vested, or (ii) 2½ months following the end of the Corporation’s fiscal year in which the Restricted Stock Units become vested.
11.    PERFORMANCE AWARDS
The Committee or its delegate may from time to time designate those Participants who shall receive Performance Awards. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Goals, Transferability Restrictions and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:
(a)    may be denominated or payable in cash, Common Stock (including, without limitation, Restricted Shares), other securities, or other Awards;
(b)    shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish; and
(c)    as specified in the relevant Award Agreement, the Committee may provide that Performance Awards denominated in shares earn dividend equivalents. Dividend equivalents for Performance Awards will accrue and will not be paid unless and until the underlying Awards vest.
12.    OTHER STOCK-BASED AWARDS
The Committee or its delegate may from time to time designate those Participants who shall receive such other Awards (“Other Stock-Based Awards”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions, including Performance Goals and Transferability Restrictions, of such Awards. Common Stock or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee shall not be less than the Fair Market Value of such Common Stock or other securities as of the date such purchase right is granted.
13.    VESTING; ACCELERATION IN CERTAIN EVENTS
(a)    Each Award shall vest in accordance with the terms and conditions of the Award Agreement under which such Award is issued.
(b)    The Committee may accelerate the exercisability or other vesting of any Award in whole or in part upon a Participant’s Retirement, Permanent Disability, Death, workforce reduction, involuntary termination, Change of Control, disposition or similar event, pursuant to the terms of an Award or otherwise. Notwithstanding the provisions of any Award Agreement, all of the Awards held by any Participant shall, to the extent not otherwise fully vested, fully vest immediately upon the Qualified Termination of Employment of such Participant.
14.    TERMINATION OF EMPLOYMENT OR SERVICE
(a)    The provisions in this Section 14 shall apply to all Awards, unless otherwise specifically provided in the Award Agreement.
(b)    In the event a Participant ceases to be an employee of the Corporation or its Affiliates or ceases to serve on the Board for any reason other than death, Retirement, Permanent Disability, or Cause or pursuant to a right of termination under an Employee’s employment agreement with the Corporation, (i) the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, and (ii) any Option or Stock Appreciation Right held by such Participant shall be exercisable (to the extent exercisable on the date of termination of employment or rendition of services, or, if the vesting of such Option or Stock Appreciation Right has been accelerated, to the extent exercisable following such acceleration) at any time within three months after the date of termination of employment or rendition of services, unless by its terms the Option or Stock Appreciation Right expires earlier or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided, however, that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.
(c)    In the event a Participant ceases to serve as an employee of the Corporation or its Subsidiaries or as a member of the Board due to death, Permanent Disability, Retirement, or Cause or pursuant to a right of termination under an Employee’s employment agreement with the Corporation, the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, and the Participant’s Options or Stock Appreciation Right may be exercised as follows:
(i)    Death. Except as otherwise limited by the Committee at the time of the grant of an Option or Stock Appreciation Right, if a Participant dies while serving as an employee of the Corporation or its Affiliates or as a member of the Board or within three months after ceasing to be an employee of the Corporation or its Affiliates or as a member of the Board, all of his or her Options and/or Stock Appreciation Rights shall become fully vested on the date of his or her death and shall expire twelve months thereafter, unless by their terms they expire sooner or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided, however, that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. During such period, each such Option or Stock Appreciation Right may be fully exercised, to the extent that it remains unexercised on the date of death, by the Participant’s personal representative or by the distributees to whom the Participant’s rights under the Option or Stock Appreciation Right pass by will or by the laws of descent and distribution.
(ii)    Retirement. If a Participant ceases to serve as an employee of the Corporation or its Affiliates or as a member of the Board as a result of Retirement, (i) the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, and (ii) the Participant’s Options and/or Stock Appreciation Rights shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the vesting of such Options and/or Stock Appreciation Rights has been accelerated, to the extent exercisable following such acceleration) only at any time within three months after the effective date of such Retirement, unless by their terms the Options and/or Stock Appreciation Rights expire earlier or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.
(iii)    Permanent Disability. If a Participant ceases to serve as an employee of the Corporation or its Affiliates or as a member of the Board as a result of Permanent Disability, the Participant’s Awards shall become fully vested and shall expire twelve months thereafter, unless by their terms they expire sooner or, unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term; provided, however, that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.
(iv)    Cause. If a Participant ceases to be employed by the Corporation or its Affiliates or ceases to serve as a member of the Board because the Awardee’s employment or service relationship with the Corporation or an Affiliate is terminated for Cause, the Participant’s Awards (other than any Restricted Share or Restricted Share Unit Award that has already vested), and any rights related thereto, shall automatically expire on the date of such termination. If any facts that would constitute Cause for termination or removal of a Participant are discovered after the Participant’s employment or service relationship with the Corporation or any of its Affiliates has ended, any Awards then held by the Participant (other than any Restricted Share or Restricted Share Unit Award that has already vested) may be immediately terminated by the Committee. Notwithstanding the foregoing, if a Participant is employed pursuant to a written employment agreement with the Corporation or an Affiliate, the Participant’s relationship with the Corporation or an Affiliate shall be deemed terminated for Cause for purposes of the Plan only if the Participant is considered under the circumstances to have been terminated “for cause” for purposes of such written agreement or the Participant voluntarily ceases to be an employee in breach of his employment agreement with the Corporation or an Affiliate.
(d)    If a Participant’s employment agreement with the Corporation or an Affiliate is terminated by either the Corporation, an Affiliate, or the Participant by providing a required or permitted notice of termination thereunder, the Awards that are exercisable as of the date of termination shall remain exercisable for a period of twelve months (three months if Incentive Stock Options) after the date of termination and shall expire at the end of such twelve-month period (three-month period if Incentive Stock Options).
(e)    If any amounts payable under the Plan would constitute a parachute payment under Section 280G(b)(2) of the Code then such amounts shall be reduced to the extent necessary to provide the Participant with the greatest aggregate net after tax receipt as determined by the Committee.
15.    SHARES SUBJECT TO THE PLAN
(a)    The number of shares of Common Stock available with respect to all Awards that may be issued under the Plan shall not exceed 1,450,000 shares in the aggregate, all of which may be issued with respect to Incentive Stock Options. The maximum aggregate number of shares of Common Stock with respect to which Awards may be granted to any person during any calendar year shall not exceed 200,000 shares.
(b)    Shares subject to Awards, including dividend equivalents that pursuant to an Award are converted to additional shares, shall reduce the number of shares of Common Stock available for issuance under the Plan. Notwithstanding the previous sentence:
(i)    To the extent that an Award is canceled, terminates, expires, or is forfeited for any reason, including by reason of failure to meet time-based and/or performance-based vesting requirements, any unissued or forfeited shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(ii)    The following shares may not again be made available for issuance as Awards under the Plan: (a) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (b) shares that are tendered or withheld in payment of all or part of the Option Price of an Option, the Grant Price of a Stock Appreciation Right or other exercise price of an Award, or in satisfaction of tax withholding obligations, or (c) shares of Stock repurchased on the open market with the proceeds of the exercise of an Option.
(iii)    Upon the exercise of a Stock Appreciation Right the number of shares remaining available for issuance under the Plan shall be reduced by the full number of shares subject to the Stock Appreciation Right (rather than the number of shares delivered upon exercise).
(iv)    Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(v)    Subject to applicable New York Stock Exchange or other exchange requirements, the Committee may grant Awards pursuant to the Plan in connection with the assumption, conversion, replacement or adjustment of outstanding equity-based awards in the event of a corporate acquisition or merger, to individuals who were not employees of the Corporation or its subsidiaries immediately before such acquisition or merger. Shares covered by Awards granted pursuant to this subsection 15(b)(v) shall not reduce the reserved shares under the Plan.

(c)    The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine.
16.    CHANGES IN CAPITALIZATION
In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, combination, or exchange of shares, any separation of the Corporation (including a spin-off, split-up or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split, extraordinary cash dividend or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate maximum number of shares that may be issued under the Plan, (b) the maximum number of shares of Common Stock covered by Awards which may be granted by the Chief Executive Officer or other delegate of the Committee within any calendar year period pursuant to a delegation by the Committee, (c) the maximum number of shares for which Awards may be granted to any Participant, (d) the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options, (e) the number of shares and the Grant Price of all shares of Common Stock subject to outstanding Stock Appreciation Rights, (f), the number of Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards awarded to Participants, and (g) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes.
17.    EFFECT ON OTHER PLANS
All payments and benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.
18.    TERM OF THE PLAN
The term of the Plan shall be ten years, beginning July 11, 2023, and ending July 10, 2033, unless the Plan is terminated prior thereto by the Committee. No Award may be granted or awarded after the termination date of the Plan, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.
19.    GENERAL PROVISIONS
(a)    No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board, the Board of Directors of any of the Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board, the Board of Directors of any of the Affiliates or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

(b)    Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons. Notwithstanding anything in Section 3 to the contrary, the Committee may determine in its sole discretion whether a termination of employment for purposes of the Plan is caused by disability, retirement or for other reasons.
(c)    Modification of Awards. The Committee may in its sole and absolute discretion, by written notice to a Participant, (i) accelerate the Restricted Period with respect to the Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards granted under the Plan, (ii) subject any Performance-Based Award or any other Award subject to Performance Goals to any policy adopted by the Corporation relating to the recovery of such Award to the extent it is determined that the Performance Goals were not actually achieved and/or (iii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; provided however, that any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall be settled in a manner that complies with Section 409A of the Code and the regulations thereunder. In the event of any merger, consolidation or any other corporate transaction or event having a similar effect, or in the event the Common Stock ceases to be publicly traded, the Committee in its sole and absolute discretion may take any action described in the preceding sentence, and, moreover, it may (i) provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced, (ii) provide that Awards will be settled in cash rather than shares of Common Stock, (iii) provide, in the event that Awards are not substituted or settled in cash, that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iv) provide that Performance Goals and performance periods for Awards for which the grant, vesting or payment is conditioned upon the attainment of one or more Performance Goals will be modified, or (v) any combination of the foregoing. The Committee shall also make or provide for such adjustments in each of the limitations specified in Section 15 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this subsection 19(c). Except as provided in this subsection and in subsection 19(d), no amendment, suspension, or termination of the Plan or any Awards under the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.
(d)    Nonresident Aliens. In the case of any Award granted to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the terms and conditions of any Awards to the extent that such action is necessary to conform such Award to applicable foreign law, (ii) determine which Participants, countries and Affiliates are eligible to participate in the Plan, (iii) modify the terms and conditions of any Awards granted to Participants who are employed outside the United States, (iv) establish subplans, each of which shall be attached as an appendix hereto, modify Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (v) take any action, either before or after the Award is made, which is deemed advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (i) materially increase any benefits accruing to any Participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, (iii) modify the requirements for eligibility to participate in the Plan, or (iv) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code.
(e)    No Segregation of Cash or Shares. The Restricted Share Unit accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Affiliates shall be required to segregate any cash or shares which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Affiliates to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.
(f)    Non-transferability. During the Participant’s lifetime, Options shall be exercisable only by such Participant. Awards shall not be transferable other than by will or the laws of descent and distribution upon the Participant’s death. Notwithstanding anything in this subsection 19(f) to the contrary, the Committee may, to the extent allowed under Rule 16b-3 of the Exchange Act, grant to designated Participants the right to transfer Awards to the Participant’s immediate family (as defined in Rule 16a-1(e) of the Exchange Act) or to a trust of which all beneficiaries are members of the Participant’s immediate family, and subject to the terms and conditions established by the Committee, provided that no such transfer shall be a transfer for value or a transfer to third-party financial institutions. Except as otherwise provided in the Plan, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.
(g)    Texas Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Texas.
(h)    Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.
(i)    Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.
(j)    Withholding. The Committee shall require the withholding of all taxes as required by law. In the case of exercise of an Option or payments of Awards whether in cash or in shares of Common Stock or other securities, withholding shall be as required by law and the terms and conditions established by the Committee. In the event any such withholding is undertaken through the withholding of shares of Common Stock or other securities, the Fair Market Value of the shares of Common Stock or other securities so withheld shall not exceed the minimum statutory withholding requirement.

(k)    Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards and Award Agreements under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and (3) permitted under applicable provisions of the Securities Act of 1933, as amended, and the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by shareholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the shareholders. Except as provided in subsections 19(c) and 19(d) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.
(l)    Section 409A of the Code. To the extent that any Award is subject to Section 409A of the Code (“Section 409A”), such Award and the Plan are intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Such Award shall be paid in a manner that will comply with Section 409A, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto. If any payment with respect to an Award subject to Section 409A is payable upon the “separation from service” of a Participant who is a “specified employee” under Section 409A, then such payment shall not be made until six months have elapsed from the date of such separation from service, except as permitted under Section 409A. Notwithstanding the foregoing, neither the Corporation, its Affiliates nor any of their respective directors, officers, employees or advisors (other than in the capacity of a Participant) shall be liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(m)    Without limiting the generality of Section 19(c) above, the Plan and any Awards granted hereunder shall be subject to the terms of the AZZ Inc. Compensation Recovery Policy adopted by the Board on January 20, 2016, as such may be amended from time to time, and to any other applicable clawback or compensation recovery policies that are adopted by the Board from time to time.